Exhibit 23.1

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

TO:      Cyberlux Corporation

         As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2/A, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 17, 2005 relating to the financial statements of Cyberlux
Corporation and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

                                    Russell Bedford Stefanou Mirchandani LLP

New York, New York
July 13, 2005